UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

IDP HOLDINGS (USA) CORP.
(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

IDP HOLDINGS (USA) CORP.

5500 North Service Rd., Suite 301, Burlington

Ontario L7L6W6 Canada

NOTICE OF ACTION TAKEN BY THE MAJORITY STOCKHOLDERS WITHOUT A MEETING

July [__], 2023

To the Stockholders of IDP Holdings (USA) Corp.:

The purpose of this letter (the “Notice”) and the enclosed information statement (the “Information Statement”) is to inform you that stockholders holding a majority of the voting power of the outstanding common stock (the “Majority Stockholders”) of IDP Holdings (USA) Corp., a Nevada corporation (the “Company,” “we,” “us,” or “our”) as of July 4, 2023 (the “Record Date”), have approved by written consent in lieu of a meeting, pursuant to Section 78.320 of the Nevada Revised Statutes (the “NRS”) and Section 3.7 of our bylaws, the following corporate action (the “Authorizations”):

(a)

the entry by the Company into the share purchase agreement (the “Purchase Agreement”) with TetraPharma Royalty Corp. (the “Purchaser”). Pursuant to the Purchase Agreement, the Purchaser will acquire from the Company one common share of Tetrapharma (Canada) Ltd. (formerly, Instadose Pharma Corp.), a corporation duly incorporated and existing under the laws of the Province of British Columbia (“Canadian Subsidiary”), representing 100% of issued and outstanding common shares of the Canadian Subsidiary for One Hundred U.S. Dollars ($100.00) and assumption and satisfaction of all liabilities of the Company (the “Transaction”). The parties also agreed that, as a condition to the closing of the Transaction, the Purchaser will provide all of the stockholders of the Company with the opportunity to exchange their presently held shares of common stock of the Company for newly issued shares of common stock of the Purchaser on a one-for-one basis (the “Share Exchange”); and

(b)	the entry by the Company into other transactions engaged in by the Company to complete the Transaction.

Our board of directors (the “Board of Directors”) has authorized, subject to Majority Stockholders’ approval, the Transaction, and the Majority Stockholders have executed a written consent approving the Transaction (the “Written Consent”). Their written consent constitutes the only approval required under Nevada corporate law and our Articles of Incorporation and bylaws, as presently in effect.

This Information Statement is being furnished to our stockholders of record as of the Record Date in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission thereunder, solely for the purpose of informing our stockholders of the actions taken by the Written Consent. You do not need to do anything in response to this Notice and the Information Statement. The closing of the Transaction is scheduled for the 21st calendar day after the date when the Company files this Notice and Information Statement with the U.S. Securities and Exchange Commission.

The Company will bear the expenses relating to this Information Statement, including expenses in connection with preparing and mailing this Information Statement and all documents that now accompany or may in the future supplement it. We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

Because the Written Consent satisfies all applicable stockholder voting requirements, we are not asking you for a proxy. We are furnishing this Information Statement to you solely to inform you of the approval of the Transaction by the Majority Stockholders. You are urged to read the Information Statement in its entirety. No action is required by you.

The Information Statement is for information purposes only — Please read it carefully.

By Order of the Board of Directors,

/s/ Antonio Rocco Franchino
Antonio Rocco Franchino
Chief Executive Office, Chairman of the Board of Directors

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INFORMATION STATEMENT

OF

IDP HOLDINGS (USA) CORP.

5500 North Service Rd., Suite 301, Burlington

Ontario L7L6W6 Canada

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

July [__], 2023

General Information

This Information Statement is being provided to you by the board of directors (the “Board of Directors”) of IDP Holdings (USA) Corp., a Nevada corporation (the “Company”), and is expected to be mailed on or about July [__], 2023, to the stockholders of record of the Company, at the close of business on July 4, 2023 (the “Record Date”). This Information Statement is being sent to you for information purposes only. No action is requested or required on your part.

This Information Statement is being furnished to you to inform you that stockholders holding a majority of the voting power of the outstanding common stock of the Company as of the Record Date (the “Majority Stockholders”) have adopted, by written consent, resolutions authorizing us to take the following corporate action (the “Corporate Action”):

(a)

the entry by the Company into the share purchase agreement (the “Purchase Agreement”) with TetraPharma Royalty Corp. (the “Purchaser”). Pursuant to the Purchase Agreement, the Purchaser will acquire from the Company one common share (the “Purchased Share”) of Tetrapharma (Canada) Ltd. (formerly, Instadose Pharma Corp.), a corporation duly incorporated and existing under the laws of the Province of British Columbia (the “Canadian Subsidiary”), representing 100% of issued and outstanding common shares of the Canadian Subsidiary for One Hundred U.S. Dollars ($100.00) and assumption and satisfaction of all liabilities of the Company (“Transaction”). The parties also agreed that, as a condition to the closing of the Transaction, the Purchaser will provide all of the stockholders of the Company with the opportunity to exchange their presently held shares of common stock of the Company for newly issued shares of common stock of the Purchaser on a one-for-one basis (the “Share Exchange”); and

(b)	the entry by the Company into other transactions engaged in by the Company to complete the Transaction.

Our Board of Directors has authorized, subject to Majority Stockholders’ approval, the Transaction, and the Majority Stockholders have executed a written consent approving the Transaction (the “Written Consent”) which constitutes the only approval required under Nevada corporate law and our Articles of Incorporation and bylaws, as presently in effect. A copy of the Purchase Agreement is attached hereto as Appendix A.

Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2021 and filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2022. Copies of the Company’s Annual Report on Form 10-K are available on the SEC’s website at www.sec.gov; and upon request to: Antonio Rocco Franchino, Chief Executive Officer, at 5500 North Service Rd., Suite 301, Burlington, Ontario L7L 6W6 Canada, free of charge.

Forward Looking Statements

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement.

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Dissenters’ Right of Appraisal

Under Nevada law and our Articles of Incorporation and bylaws, the Corporate Action taken by the Majority Stockholders does not create appraisal or dissenters’ rights.

Outstanding Shares and Voting Rights

As of the Record Date, our authorized capitalization consisted of (i) 700,000,000 shares of common stock, $0.0001 par value per share, of which 531,933,749 shares of common stock were issued and outstanding, and (ii) 1,000,000 shares of preferred stock, $0.0001 par value per share, of which none of the shares of preferred stock were issued and outstanding.

Each share of our common stock entitles its holder to one vote on the Corporate Action. As of the Record Date, the holders of the outstanding shares of common stock were entitled to an aggregate of 531,933,749 votes on the Corporate Action.

Consenting Stockholders

The approval of the Corporate Action required the consent of the Majority Stockholders under Section 78.320 of the Nevada Revised Statutes (the “NRS”). NRS Section 78.320 provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given. Section 3.7 of our bylaws provide that any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken by written consent of the stockholders without a meeting.

The vote, which was required to approve the above Corporate Action, was the affirmative vote of the Majority Stockholders, being holders of a majority of the Company’s voting stock. Each holder of common stock is entitled to one (1) vote for each share of common stock held.  The date used for the purposes of determining the number of outstanding shares of the common voting stock of the Company entitled to vote is the Record Date (as defined above). As of the Record Date, the Company had 531,933,749 shares of voting stock outstanding, with all 531,933,749 shares being common stock. All outstanding shares of common stock are fully paid and nonassessable. The Majority Stockholders voted to approve the Corporate Actions and their respective approximate ownership percentage of the voting common stock of the Company as of the Record Date totaled in the aggregate 70.66% of the outstanding voting common stock, therefore, representing a majority of the voting power as of the Record Date. No consideration was paid for the consent of any consenting stockholder.

Description of the Transaction

The Company is the sole beneficial owner of all issued and outstanding common shares of the Canadian Subsidiary. On July 4, 2023, the Board of Directors approved a strategic reorganization of the Company and the Canadian Subsidiary, wherein the Purchaser was created to acquire all of the common shares of the Canadian Subsidiary from the Company.

On July 4, 2023, the Company and Purchaser entered into the Purchase Agreement pursuant to which the Purchaser agreed to purchase the Purchased Share from the Company.

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Material terms of the Transaction are as follows:

The Sale and Purchase

The Company agreed to sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser agrees to purchase from the Company, all of the Company’s rights, title, and interest in and to the Purchased Share.

Purchase Price

The purchase price for the Purchased Share shall consist of the following:

a) an initial deposit in the amount of One Hundred U.S. Dollars ($100.00) to be delivered by the Purchaser to the Company by wire transfer contemporaneously upon execution and delivery of the Purchase Agreement; and

b) assumption and satisfaction of all liabilities of the Company including, but not limited to, those liabilities of the Company listed in Exhibit A to the Purchase Agreement (the “Liabilities”) by the Purchaser. The Purchaser shall accept, assume (or, as applicable, retain) and perform, discharge and fulfill, in accordance with their respective terms, all of the Liabilities regardless of (i) when or where such Liabilities arose or arise, (ii) whether the facts upon which they are based occurred prior to, on or subsequent to the closing date, (iii) where or against whom such Liabilities are asserted or determined or (iv) whether arising from or alleged to arise from negligence, recklessness, violation of law, fraud or misrepresentation by the Company or, as the case may be, any of their past or present respective directors, officers, employees, agents, subsidiaries or affiliates.

Share Exchange

In connection with the Company entering into the Purchase Agreement, the Purchaser agreed to provide all of the Company’s stockholders (the “Company Stockholders”) with the opportunity to exchange their presently held shares of common stock of the Company for newly issued shares of common stock of the Purchaser on a one-for-one basis (the “Share Exchange”). Details surrounding the Share Exchange shall be subject to the terms and conditions of a share exchange agreement which may be entered into between the Company Stockholders and the Purchaser (the “Share Exchange Agreement”). On the Closing Date, the Purchaser shall deliver the Share Exchange Agreement to the Company, executed by the Purchaser to be delivered to the Company Stockholders.

Closing

The purchase of the Purchased Share shall be consummated at a closing (the “Closing”) to take place at 2:00 p.m., at the offices of the Company at 5500 North Service Rd., Suite 301, Burlington, Ontario L7L 6W6 Canada on the date (the “Closing Date”), which is the 21st calendar day after the date when the Company files with the U.S. Securities and Exchange Commission an information statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, regarding an approval of the Purchase Agreement by the Majority Stockholders.

In connection with the Transaction and the Share Exchange, the Company and the Canadian Subsidiary were rebranded under the umbrella of “TetraPharma”. The Canadian Subsidiary has already changed its corporate name to TetraPharma (Canada) Ltd. The Company has changed its name to IDP Holdings (USA) Corp. Upon Closing, the officers and directors of the Company are expected to assume their identical roles as officers and directors of the Purchaser.

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Interest of Certain Persons in the Corporate Action

Saved as disclosed in this Information Statement, No other officer, director, nominee for election as a director, associate of any director, executive officer or nominee, or beneficial owner of more than 5% of our common stock has any substantial interest in the matters acted upon by our Board of Directors and stockholders, other than his or her role as an officer, director, or beneficial owner.

Stockholdings of Certain Beneficial Owners, Directors and Executive Officers

The following table sets forth information with respect to the beneficial ownership of the Company’s shares of common stock as of the Record Date, by each person or group of affiliated persons known to the Company to beneficially own 5% or more of its shares of common stock, each director, each named executive officer, and all of its directors and named executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of security if he, she, or it possesses sole or shared voting or investment power over that security or has the right to acquire securities within 60 days, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The calculation of the percentage of beneficial ownership is based on 531,933,749 shares of common stock that were outstanding as of the Record Date.

All Officers and Directors

Name, Title, and Address	Amount	Percentage
Peter Wirth	703,500	0.132%
Director
P.O. Box N-7776
Nassau, Bahamas

Antonio Rocco Franchino	0	0.00%
Chief Executive Officer, Director
Via Angelo Cleria 6
Milan, Italy 20032

All Officers and Directors as a Group (2 persons)	703,500	0.132%

All 5% and greater Stockholders Name, Title, and Address	Amount	Percentage

Claudia Hillmeier	51,861,999	9.75%
Capitor Co., Financial Centre, AP-59205-3380
Nassau, Bahamas

Danny Guy	50,531,998	9.5%
123 Harrington Sound Rd.
Smith’s Bahamas, HS02

Computershare Exchange Account	34,579,356	6.501%
1500, Robert-Bourasa Blvd., 7th Floor
Montreal, QC H3A 3S8 Canada

Ranko Mikulic	26,826,367	5.043%
2085 Gordon Dr., Suite 313
Kelowna, B.C. V1Y 8S1

All 5% and greater Stockholders as a Group (4 persons)	163,799,720	30.794%

Reasons we Used Stockholder Consent as Opposed to Solicitation of Stockholder Approval Via Proxy Statement and Special Meeting

Pursuant to Section 78.565 of the NRS, approval of the sale of all of the assets of the Company requires the vote of a majority of its outstanding common stock. Stockholder approval could have been obtained by us in one of two ways: (i) by the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholders’ meeting called for such purpose, or (ii) by a written consent of the holders of a majority of our voting securities. Our Board of Directors, as well as the Majority Stockholders have approved the Corporate Action through written consents executed in July 2023. Although a vote of our stockholders may not be required in connection with the sale of all shares of the Canadian Subsidiary by the Company, such sale could be viewed as a sale of all of our assets, because the common shares of Canadian Subsidiary represent substantially all of the assets owned by us. On or around July 18, 2023, the Majority Stockholders delivered their written consents approving the Corporate Action, including the approval of the Transaction. Thus, required stockholder approval for the Corporate Action was obtained.

Given that we have already secured the affirmative consent of the holders of a majority of our voting securities to the Corporate Action, we determined that it would be a more efficient use of limited corporate resources to forego the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholders’ meeting called for such a purpose, and rather proceed through the written consent of the holders of a majority of our voting securities. Spending the additional corporate time, money and other resources required by the proxy and meeting approach would have been potentially wasteful and, consequently, detrimental to completing the consummation of the Transaction in a manner that is timely and efficient for us and our stockholders.

Corporate Actions by Security Holders

As of the date of this Information Statement, no proposals have been received by the Company.

Householding

Only one Information Statement is being delivered to multiple stockholders sharing an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make a written or oral request by sending a written notification to the Company’s principal executive offices stating your name, your shared address and the address to which the Company should direct the additional copy of the Information Statement or by calling the Company’s principal executive offices. If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer the Company mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to the Company’s principal executive offices.

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Incorporation by Reference

The SEC allows us to “incorporate by reference” information into this Information Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC and are delivering to you with a copy of this Information Statement. The information incorporated by reference is deemed to be part of this Information Statement. This Information Statement incorporates by reference the following documents:

-          Current report on form 8-K filed with the SEC on July 7, 2023.

You may read and copy any reports, statements, or other information we file at the public reference facilities maintained by the SEC in Room 1590, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for additional information on the operation of the SEC’s public reference facilities. The SEC maintains a website that contains reports, proxy statements, and other information, including those filed by us, at http://www.sec.gov.

Additional Information

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates or may be accessed at the SEC’s Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is located at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

We will provide, upon request and without charge, to each stockholder receiving this Information Statement a copy of our Annual Report on Form 10-K for the fiscal year ended November 30, 2021. You are encouraged to review the Annual Report on Form 10-K and any subsequent information we filed or will file with the SEC and other publicly available information.

This Information Statement is dated July [__], 2023. You should not assume that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement to stockholders does not create any implication to the contrary.

July [__], 2023
By Order of the Board of Directors,

/s/ Antonio Rocco Franchino
Antonio Rocco Franchino
Chief Executive Office, Director of the Board of Directors

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Appendix A

Share Purchase Agreement

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made as of July 4, 2023 by and between TetraPharma Royalty Corp., a Nevada corporation (the “Purchaser”) and Instadose Pharma Corp., a Nevada corporation (the “Seller”). The Purchaser and the Seller are sometimes collectively referred to herein as the “Parties” and individually referred to herein as a “Party.”

RECITALS

WHEREAS the Seller is the sole beneficial owner of the sole issued and outstanding common share of Tetrapharma (Canada) Ltd. (formerly, Instadose Pharma Corp.) (the “Common Share”), a corporation duly incorporated and existing under the laws of the Province of British Columbia (the “Company”), and

WHEREAS pursuant to the terms and conditions of this Agreement, the Seller desires to sell, and the Purchaser desires to purchase all of the Seller's rights, title, and interest in and to the Common Share (the “Purchased Share”), representing 100% of issued and outstanding common shares of the Company, as further described herein.

NOW, THEREFORE in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

SALE AND PURCHASE OF THE PURCHASED SHARE

Section 1.1 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as defined in paragraph 1.2 below), the Seller agrees to sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser agrees to purchase from Seller, the Purchased Share.

Section 1.2 Closing. The purchase of the Purchased Share shall be consummated at a closing (“Closing”) to take place at 2:00 p.m., at the offices of the Company at 5500 North Service Rd., Suite 301, Burlington, Ontario L7L 6W6 Canada on the date (the “Closing Date”), which is the 21st calendar day after the date when the Seller files with the U.S. Securities and Exchange Commission an information statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, regarding an approval of this Agreement by stockholders holding a majority of the common stock of the Seller (the “Majority Stockholders”).

Section 1.3 Purchase Price. The purchase price (“Purchase Price”) for the Purchased Share shall consist of the following:

a)

an initial deposit in the amount of One Hundred U.S. Dollars ($100.00) to be delivered by the Purchaser to the Seller by wire transfer contemporaneously upon execution and delivery of this Agreement; and

b)

assumption and satisfaction of all liabilities of the Seller including, but not limited to, those liabilities of the Seller listed in Exhibit A to this Agreement (“Liabilities” or “Assumed Liabilities”) by the Purchaser. The Purchaser shall accept, assume (or, as applicable, retain) and perform, discharge and fulfill, in accordance with their respective terms, all of the Purchaser’s Liabilities regardless of (i) when or where such Liabilities arose or arise, (ii) whether the facts upon which they are based occurred prior to, on or subsequent to the Closing Date, (iii) where or against whom such Liabilities are asserted or determined or (iv) whether arising from or alleged to arise from negligence, recklessness, violation of law, fraud or misrepresentation by the Seller or, as the case may be, any of their past or present respective directors, officers, employees, agents, subsidiaries or affiliates.

Section 1.4 Share Exchange. In connection with the Seller entering into this Agreement, the Purchaser agrees to provide all of the Seller’s stockholders (the “Seller Stockholders”) with the opportunity to exchange their presently held shares of common stock of the Seller for newly issued shares of common stock of the Purchaser on a one-for-one basis (the “Share Exchange”). Details surrounding the Share Exchange shall be subject to the terms and conditions of a share exchange agreement which may be entered into between the Seller Stockholders and the Purchaser (the “Share Exchange Agreement”).

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ARTICLE II

REPRESENTATIONS, COVENANTS AND WARRANTIES

As an inducement to and to obtain the reliance of the Purchaser, the Seller individually represents and warrants to the Purchaser as follows:

Section 2.1 No Conflict, Authority. The Seller has the right, power, authority, and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. The Seller has taken all action required by law or otherwise to authorize the execution and delivery of this Agreement. This Agreement constitutes the legal, valid, and binding obligations of the Seller, enforceable against the Seller in accordance with the terms hereof. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the material breach of any term or provision of, or constitute an event of default under, any material debt instrument, which may include an indenture, mortgage, deed of trust or other contract, agreement, or instrument to which the Seller is a party or to which the Purchased Share is subject. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which any of the Seller is a party or by which any is bound, or to which the Purchased Share are subject; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the Seller or the Purchased Share.

Section 2.2 Title to the Purchased Share. The Seller owns of record and beneficially the Purchased Share, free and clear of all liens, encumbrances, pledges, claims, options, charges, and assessments of any nature whatsoever, with full right and lawful authority to transfer the Purchased Share to the Purchaser. No person has any preemptive rights or rights of first refusal with respect to the Purchased Share. There exists no voting agreement, voting trust, or outstanding proxy with respect to the Purchased Share. Other than disclosed by the Seller to the Purchaser, there are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to the Purchased Share.

Section 2.3 Tax Matters. The Seller understands covenants and represents that the Seller shall be responsible for and pay all taxes associated with the transactions contemplated by this Agreement. The Seller is not a party to any tax allocation or sharing agreement. The Purchased Share is not subject to any lien arising in connection with any failure or alleged failure to pay tax. There are no pending, threatened, or proposed audits, assessments or claims from any tax authority for deficiencies, penalties, or interest with respect to the Seller that would affect the Purchased Share.

Section 2.4 Brokers and Finders. The Seller represents, warrants, and agrees that there are no finder’s fees, or any other type of fee related to the sale contemplated by this Agreement.

Section 2.5 Authorized Common Shares. The Seller represents that as of the Closing Date the total number of authorized common shares of capital stock of the Company shall be an unlimited number of common shares, with no par value per share, and that the total number of common shares of the Company issued and outstanding shall be one (1) Common Share, which shall solely consist of the Purchased Share.

As an inducement to and to obtain the reliance of the Seller, the Purchaser individually represents and warrants to the Seller as follows:

Section 2.6 No Conflict, Authority. The Purchaser has the right, power, authority, and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. The Purchaser has taken all action required by law or otherwise to authorize the execution and delivery of this Agreement. This Agreement constitutes the legal, valid, and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the material breach of any term or provision of, or constitute an event of default under, any material debt instrument, which may include an indenture, mortgage, deed of trust or other contract, agreement, or instrument to which the Purchaser is a party. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which the Purchaser is a party or by which it is bound; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the Purchaser.

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Section 2.7 No Consent. No consent, approval, authorization, or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by the Purchaser of any of the transactions on its part contemplated under this Agreement.

Section 2.8 The Purchaser’s Sophistication. The Purchaser (i) acknowledges that the purchase of the Purchased Share involves a high degree of risk; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Purchased Share; (iii) has such knowledge and experience in finance, securities, investments, including investment in non-listed and non-registered securities, and other business matters so as to be able to protect its interests in connection with this transaction; (iv) that the sale of the Purchased Share to the Purchaser is not registered with the U.S. Securities and Exchange Commission or with the securities administrator of any state or with the securities administrator of British Columbia; (v) that the Purchased Share is being sold pursuant to an exemption from such registration requirements; and (vi) the Purchased Share is a “restricted security” that will bear a restrictive legend prohibiting its further transfer without the Company becoming a reporting issuer in any Canadian Province or Territory, or any exemption from such requirement.

Section 2.9 Brokers and Finders. The Purchaser represents and warrants that it has made no agreements involving any fees of any type that relate to this Agreement and that would involve the Seller, including but not limited to broker’s fee, finder’s fees, or any similar compensation arrangement.

Section 2.10 Receipt of Information. The Purchaser has received all documents, records, books, and other information pertaining to its investment that has been requested by the Purchaser, including full information and documents related to Assumed Liabilities.

Section 2.11 No Advertising. At no time was the Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

Section 2.12 Investment Purposes. The Purchaser is acquiring the Purchased Share for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution, or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Purchased Share acquiring herein. Further, the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Purchased Share the Purchaser is acquiring.

ARTICLE III

DELIVERY OF THE PURCHASED SHARE

Section 3.1 The Seller’s Delivery. On the Closing Date, the Seller shall deliver the following to the Purchaser, conditioned upon (i) all of the Purchaser’s representations and warranties set forth in Section 2, above, shall be true and correct as of the Closing Date, and (ii) the Purchaser’s performance of its delivery obligations in section 3.2, below:

a)

The Purchased Share together with the share certificate issued to the Purchaser by the Company and document confirming that the transfer of the Purchased Share to the Purchaser was registered as required by the Articles of Incorporation of the Company and the Business Corporations Act (British Columbia);

b)	Written consent from the Seller’s board of directors approving the Agreement and the transfer of the Purchased Share;

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c)	Written consent from the Company’s board of directors approving the transfer of the Purchased Share;

d)	Unanimous written consent of the Majority Stockholders of the Seller approving the Agreement and the transfer of the Purchased Share and

e)	Copies of all agreements and other documents pursuant to which the Purchaser assumed Liabilities of the Seller as a part of the Purchase Price.

Section 3.2 The Purchaser’s Delivery. On the Closing Date, the Purchaser shall deliver the following to the Seller, conditioned upon (i) all of the Seller’s representations and warranties set forth in Section 2, above, shall be true and correct as of the Closing Date, and (ii) the Seller’s performance of its delivery obligations in section 3.1, above:

a)	A confirmation of payment of the Purchase Price pursuant to Section 1.3(a) of this Agreement;

b)	Written consent from the Purchaser’s board of directors approving the Agreement;

c)	The Share Exchange Agreement executed by the Purchaser to be delivered to the stockholders of the Seller for execution; and

d)	Amendments, additional agreements, or other instruments that the Seller may request the Purchaser to sign for the assumption of the Liabilities.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Further Assurances. From time to time, whether at or following the Closing Date, each Party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

Section 4.2 Notices. All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent to the addresses of the Parties as indicated on the signature page hereto. Any Party may change the address to which notices and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

Section 4.3 Governing Law. It is the intent of the Parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the Parties hereto shall be determined in accordance with the provisions of the laws of the State of Nevada in such cases made and provided, without giving effect to the choice of law rules thereof.

Section 4.4 Submission to Jurisdiction. The Parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, shall be brought in the Supreme Court of the State of New York in New York County or the United States District Court for the Southern District of New York so long as one of such courts shall have subject-matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Nevada. Each of the Parties, by execution and delivery of this Agreement, expressly and irrevocably (i) consents and submits to the personal jurisdiction of any of such courts (and of the appropriate appellate courts therefrom) in any such action or proceeding; (ii) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such Party as set forth above and (iii) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis. EACH OF THE UNDERSIGNED HEREBY WAIVES FOR ITSELF AND ITS PERMITTED SUCCESSORS AND ASSIGNS THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED IN CONNECTION WITH THIS AGREEMENT.

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Section 4.5 Independent Legal Advice and Attorneys’ Fees. Except as expressly provided herein, each Party will be responsible for their own attorney’s fees. The Parties agree that they have had, or have had the opportunity to obtain, independent legal advice of British Columbia legal counsel in connection with the execution of this Agreement and have read this Agreement in its entirety, understand its contents and are signing this Agreement freely and voluntarily, without duress or undue influence from any party.

Section 4.6 Confidentiality. Each Party hereto agrees with the other Party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

Section 4.7 Third Party Beneficiaries. This agreement is between the Seller and the Purchaser. Except for the shareholders of the Company and as specifically provided, no other person or entity shall be deemed to be a third-party beneficiary of this Agreement.

Section 4.8 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties in respect of the transactions contemplated hereby and supersedes all prior and contemporaneous agreements, arrangements and understandings of the Parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the Parties which is not expressly embodied in this Agreement.

Section 4.9 Assignment. Each Party's rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other Party's prior written consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such Party.

Section 4.10 Amendments. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Parties hereto.

Section 4.11 Waivers. The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any Party of any condition, or the breach of any term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

Section 4.12 Survival; Termination. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated the applicable statute of limitations.

Section 4.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 4.14 Severability. If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination, the Parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 4.15 Interpretation. The Parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a Party or Parties on the ground that such Party or Parties drafted or was more responsible for the drafting of any such provision(s). The Parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have duly executed this Share Purchase Agreement as of the date first above written.

THE PURCHASER:

TetraPharma Royalty Corp.

/s/ Antonio Rocco Franchino
Antonio Rocco Franchino
Chief Executive Officer

Address: 5500 North Service Rd., Suite 301, Burlington, Ontario L7L6W6 Canada

THE SELLER:

Instadose Pharma Corp.

/s/ Antonio Rocco Franchino
Antonio Rocco Franchino
Chief Executive Officer

Address: 5500 North Service Rd., Suite 301, Burlington, Ontario L7L6W6 Canada

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Exhibit A

Liabilities of the Seller

As per the unaudited financial statements of the Company for the period ended April 30, 2021.

Payable	Dollar Amount
Accounts payable and accrued expenses	$1,340,002
Accrued compensation – related parties	$3,029,016
Loan payable – related party	$39,531,029
Operating lease liability	$278,251

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